SELIGMAN FRONTIER FUND, INC.

Proxy Results

Each of the following proposals was considered and approved at a special meeting of shareholders held at the offices of the Fund on November 1, 2002, and adjourned to November 19, 2002 with respect to certain matters. Tabulations of the votes received on each of the proposals appear below.

Proposal 1
To elect a Board of Directors.


                              In Favor of Election   Withhold Authority to Vote

John R. Galvin                      6,898,216                 309,067
Paul C. Guidone                     6,904,473                 302,810
Alice S. Ilchman                    6,903,352                 303,931
Frank A. McPherson                  6,900,114                 307,169
John E. Merow                       6,896,248                 311,035
Betsy S. Michel                     6,904,111                 303,172
William C. Morris                   6,903,881                 303,402
Leroy C. Richie                     6,902,264                 305,019
James Q. Riordan                    6,893,034                 314,249
Robert L. Shafer                    6,902,995                 304,288
James N. Whitson                    6,904,623                 302,659
Brian T. Zino                       6,905,129                 302,154

Proposal 2
To ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2002.

For Ratification        Against Ratification             Abstain
6,912,071                      138,183                   157,029

Proposal 3(a)
To amend the Fund's fundamental restriction regarding investments in commodities.

For Approval      Against Approval       Abstain      Broker Non-Votes
5,104,538            457,139             194,796        1,540,810

Proposal 3(b)
To amend the Fund's fundamental restriction regarding the purchase of securities on margin.

For Approval      Against Approval       Abstain      Broker Non-Votes
4,966,932            496,927             202,614        1,540,810

Proposal 3(c)
To amend the Fund's fundamental restriction regarding borrowing.

For Approval      Against Approval       Abstain      Broker Non-Votes
4,967,937            504,312             194,224        1,540,810

Proposal 3(d)
To amend the Fund's fundamental restriction regarding lending.

For Approval      Against Approval       Abstain      Broker Non-Votes
4,995,771            473,957             196,745        1,540,810

Proposal 3(e)
To amend the Fund's fundamental restriction regarding underwriting.

For Approval      Against Approval       Abstain      Broker Non-Votes
5,022,336            444,283             199,854        1,540,810

Proposal 3(f)
To amend the Fund's fundamental restriction regarding purchases or sales of real estate.

For Approval      Against Approval       Abstain      Broker Non-Votes
5,054,249            424,156             188,068        1,540,810

Proposal 3(g)
To amend the Fund's fundamental restriction regarding diversification.

For Approval      Against Approval       Abstain      Broker Non-Votes
5,042,080            410,472             213,921        1,540,810

Proposal 3(h)
To amend the Fund's fundamental restriction regarding industry concentration.

For Approval      Against Approval       Abstain      Broker Non-Votes
5,030,479            436,345             199,649        1,540,810

Proposal 3(i)
To eliminate the Fund's fundamental restriction regarding short sales.

For Approval      Against Approval       Abstain      Broker Non-Votes
4,990,951            477,985             197,537        1,540,810

Proposal 3(j)
To eliminate the Fund's fundamental restriction regarding control or management of any company.

For Approval      Against Approval       Abstain      Broker Non-Votes
5,013,764            458,203             194,506        1,540,810

Proposal 3(k)
To eliminate the Fund's fundamental restriction regarding transactions in options.

For Approval      Against Approval       Abstain      Broker Non-Votes
4,989,274            470,764             206,434        1,540,810

Proposal 3(l)
To eliminate the Fund's fundamental restriction regarding investment in other investment companies.

For Approval      Against Approval       Abstain      Broker Non-Votes
5,031,673            444,638             190,162        1,540,810

Proposal 3(m)
To eliminate the Fund's fundamental restriction regarding unseasoned companies.

For Approval      Against Approval       Abstain      Broker Non-Votes
4,971,312            500,416             194,745        1,540,810

Proposal 3(n)
To eliminate the Fund's fundamental restriction regarding investment in warrants.

For Approval      Against Approval       Abstain      Broker Non-Votes
4,982,746            469,961             213,766       1,540,810